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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports on the December 31, 1999 consolidated financial statements of Prize Energy Corp., dated February 11, 2000, and on the statements of revenues and direct operating expenses for the producing properties acquired by Prize Energy Corp. from Pioneer Natural Resources USA, Inc. for the years ended December 31, 1998 and 1997, dated September 3, 1999, in the Registration Statement (Form S-1) and related Prospectus of Prize Energy Corp. dated September 1, 2000.



                                            Ernst & Young LLP


Fort Worth, Texas

September 1, 2000